                                                                   Exhibit 23.13

                          CONSENT OF DAVID T. KEARNS


The undersigned hereby consents to the inclusion of his/her name in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 as a person to become a director of TW Inc. (to be renamed "Time Warner Inc.") upon consummation of the mergers of (i) Time Warner Acquisition Corp. into Time Warner Inc. and (ii) TW Acquisition Corp. into Turner Broadcasting System, Inc.


Signature: /s/ David T. Kearns
           -------------------------
           David T. Kearns


Date:  August 8, 1996